EXHIBIT 4.3

                            LONG TERM INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


      STOCK OPTION AGREEMENT dated as of the Grant Date (the "Grant Date") set forth on Schedule I hereto, between TRISTAR CORPORATION, a Delaware corporation (the "Company"), and the employee of the Company or of a subsidiary of the Company identified on Schedule I hereto (the "Employee").

      On the Grant Date the Company granted to the Employee the option or options hereinafter described pursuant to, and subject to and upon the terms and conditions set forth in, the Tristar Corporation Long-Term Incentive Plan, as amended from time to time (the "Plan"), and promptly thereafter notified the Employee of the grant of such option or options.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

      1. GRANT OF OPTION.

            (a) On the Grant Date, the Company irrevocably granted to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option to purchase all or any part of the aggregate number of shares of its Common Stock, par value $.01 per share (the "Common Stock"), set forth on Schedule I hereto, on the terms and conditions herein set forth.

            (b) To the extent set forth in Schedule I hereto, the right and option to purchase shares of Common Stock are intended to be an incentive stock option (an "ISO") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent such right and option to purchase shares of Common Stock as set forth on
      Schedule I hereto is not identified as being intended to be an ISO, such right and option will be considered a non-statutory option. In addition, to the extent that a right and option to purchase shares of Common Stock intended to be an ISO does not qualify as an ISO, such right and option, to the extent that it does not so qualify, shall be converted to a non-statutory option.

            (c) The ISOs and non-statutory stock options granted to the Employee hereunder are each referred to as an "Option" and collectively referred to as the "Options".

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      2. TERMS.

            (a) EXERCISE PRICE. The exercise price per share for the shares of Common Stock subject to an Option granted hereunder shall be the per share amount set forth in Schedule I hereto for such Option (the "Exercise Price"). With respect to any Option that is intended to be an ISO, the Exercise Price shall not be less than the fair market value per share (determined as of the date the Option is granted) of the Common Stock on such date.

            (b) VESTING. Subject to the provisions of Section 4 of this Agreement and the Plan, the Option or Options granted hereunder shall become exercisable as to the portions of the aggregate number of shares covered by such Option as set forth on Schedule I hereto on and after each of the related dates during the term of such Option set forth on Schedule I hereto.

            (c) TERM AND CONDITIONS OF EXERCISE. An Option granted hereunder shall be exercisable in whole at any time or in part from time to time during the term of such Option as to all or any of the shares then purchasable under such Option, but not as to less than the minimum number of shares stated on Schedule I hereto with respect to such Option (or the shares then purchasable under the Option if less than such minimum) at any one time; provided that if there is a Tandem SAR (as defined in the Plan) outstanding which relates to any of the shares purchasable under such Option, then the number of shares so purchasable shall be reduced by the number of shares in respect of which the Tandem SAR has been exercised.

            The term of the Option or Options subject hereto shall be for the number of years from the Grant Date set forth on Schedule I hereto with respect to such Option or such shorter period of time as is described in
      Section 4. In no event shall the term of the Option exceed ten years from the Grant Date.

            Except as provided in Section 4, an Option granted hereunder shall not be exercisable unless the Employee shall, at the time of exercise, be an employee of the Company or of a subsidiary of the Company. The holder of such Option shall have none of the rights of a shareholder with respect to the shares subject to such Option until such shares are transferred to the holder upon the exercise of such Option.

      3. RESTRICTIONS ON TRANSFER. An Option granted hereunder shall not be assignable or transferrable by the Employee except by will or by the laws of descent and distribution, and subject to Section 4(a), such Option is exercisable, during the Employee's lifetime, only by the Employee. The designation of a beneficiary by the Employee shall not

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constitute a transfer. More particularly (but without limiting the generality of the foregoing), such Option may not be assigned, transferred (except as aforesaid), pledged or encumbered in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. In the event of any attempted assignment, transfer, pledge, encumbrance or other disposition of such Option contrary to the provisions hereof, or the levy of any attachment or similar process upon such Option, such Option shall be null and void and of no further effect.

      4. STATUS OF OPTION UPON CERTAIN EVENTS. If the Employee's employment shall terminate prior to the complete exercise of an Option granted hereunder, then such Option shall thereafter be exercisable solely to the extent provided in paragraphs (a) through (d) of this Section 4; provided, however, that (i) such Option may not be exercised after the scheduled expiration date and (ii) if the Employee's employment terminates for any reason other than as contemplated by paragraphs (a) through (d) of this Section 4, the Compensation Committee (the "Committee"), in its sole discretion, may designate a period following such termination during which such Option shall remain exercisable (but in no event shall such period extend beyond the scheduled expiration of such Option).

            (a) DEATH OR DISABILITY OR RETIREMENT. If the Employee shall die, be subject to Disability (as defined in Section 22(e)(3) of the Code) while employed by the Company or a subsidiary or retire (as such term is used in any of the Company's pension plans), an Option granted hereunder (unless previously terminated pursuant to paragraphs (b), (c) or (d) below) may be exercised as follows: (i) in the case of death, in full for the aggregate number of shares covered thereby by the legatee or legatees of such Option under the Employee's last will, or by the personal representatives or distributes of the Employee, at any time within a period of one year after the Employee's death, but in no event after the expiration of such Option set forth in Section 2(c); (ii) in the case of Disability while employed by the Company or a subsidiary, in full for the aggregate number of shares covered thereby by the Employee or by the personal representatives of the Employee if the Employee is unable to act for himself or herself, at any time within a period of one year after the Employee ceases to be an employee of the Company or one of its subsidiaries, but in no event after the expiration of such Option set forth in Section 2(c) herein; and (iii) in the case of retirement, for the number of shares for which such Option shall have vested as provided on Schedule I hereto as of the date of such retirement, by the Employee or by the personal representatives of the Employee if the Employee is unable to act for himself or herself, at any time within a period of three years after the date of such retirement, but in no event after the expiration of the Option set forth in Section 2(c) herein. If an ISO is exercised more than three months after the Employee's retirement and the Employee has not died or incurred a Disability, such Option will be converted to a non-statutory option.

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            (b) TERMINATION WITH CAUSE. If the Employee's employment with the
      Company or a subsidiary shall be terminated by the Company or such subsidiary for "cause" (as defined below) prior to the exercise of any part of the Option or Options granted hereunder, then such Option or Options held by the Employee shall immediately terminate and be forfeited unless the Committee, in its sole discretion, shall otherwise determine. For this purpose, termination for "cause" shall have the meaning established by the Committee or, in the absence thereof, shall include but not be limited to, termination for insubordination, dishonesty, incompetence, poor performance, moral turpitude, unauthorized disclosure of confidential information of the Company, other misconduct of any kind or Employee's refusal to perform the duties and responsibilities of his or her position for any reason other than illness or incapacity.

            (c) CHANGE IN EMPLOYMENT. The Option or Options granted hereunder shall not be affected by any change of employment (or by any temporary leave of absence approved by the Committee or by the Board itself), so long as the Employee continues to be in the employ of the Company or of a subsidiary of the Company.

      5. ADJUSTMENTS. If all or any portion of an Option granted hereunder is exercised subsequent to any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, any distribution to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the closing market price (as determined by the Committee) of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee may make such appropriate adjustments in the purchase price paid upon exercise of such Option and the aggregate number and class of shares or other securities or property issuable upon any such exercise as the Committee shall, in its sole discretion, determine. In any such event, no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued; further, the minimum number of full shares which may be purchased upon any such exercise shall be the minimum number specified on Schedule I hereto adjusted proportionately.

      6. PAYMENT; METHOD OF EXERCISE. Payment of the purchase price of the shares of Common Stock subject to an Option granted hereunder may be made (i) in any combination of cash or whole shares of Common Stock already owned by the Employee or (ii) in shares of Common Stock withheld by the Company from the shares of Common Stock otherwise issuable to the Employee as a result of the exercise of such Option ("cashless

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exercise"). Subject to the terms and conditions of this Agreement, such Option may be exercised by written notice to the Company at its principal office, attention of the Secretary. Such notice shall (a) state the election to exercise such Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares and (b) be signed by the person or persons so exercising such Option and, in the event such Option is being exercised pursuant to Section 4 by any person or persons other than the Employee, accompanied by appropriate proof of the right of such person or persons to exercise such Option. If the Option being exercised is an ISO and non-statutory options have also been granted to the Employee hereunder, such notice shall also identify whether the Option being exercised is an ISO and, if so, the number of shares of Common Stock to be purchased pursuant to such exercise. Such notice shall either (i) elect cashless exercise or be accompanied by payment of the full purchase price of such shares, in which event the Company shall issue and deliver a certificate or certificates representing such shares as soon as practicable after the notice is received, or (ii) fix a date (not more than 10 business days from the date of such notice) for the payment of the full purchase price of such shares at the Company's principal office, against delivery of a certificate or certificates representing such shares. Cash payments of such purchase price shall, in case of clause (i) or (ii) above, be made by cash or check payable to the order of the Company. Common Stock payments (valued at the closing market price on the date of exercise, as determined by the Committee), shall be made by delivery of stock certificates in negotiable form. All cash and Common Stock payments shall, in either case, be delivered to the Company at its principal office, attention of the Secretary. Shares of Common Stock withheld pursuant to a cashless exercise election shall be valued at the closing market price on the date of exercise, as determined by the Committee. If certificates representing Common Stock are used to pay all or part of the purchase price of an Option granted hereunder, a replacement certificate shall be delivered by the Company representing the number of shares delivered but not so used, and an additional certificate shall be delivered representing the additional shares to which the holder of such Option is entitled as a result of the exercise of such Option. The certificate or certificates for the shares as to which such Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising such Option. All shares issued as provided herein will be fully paid and nonassessable.

      7. ADMINISTRATION. The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

      8. TAXES. The Company shall have the right to require the person exercising an Option granted hereunder to pay an amount in cash or to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover Federal, state or local income taxes, if any, required by any governmental entity to be withheld or otherwise

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deducted and paid with respect to such transfer ("Withholding Tax"), and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the person exercising such Option. For purposes of this paragraph, the value of shares of Common Stock so retained or surrendered shall be the closing market price of the Common Stock on the date that the amount of the Withholding Tax is to be determined (the "Tax Date"), and the value of shares of Common Stock so sold shall be the actual net proceeds (after deduction of commissions) received by the Company from such sale. In order for any ISO granted hereunder to be taxed as an incentive stock option within the meaning of
Section 422(b) of the Code, no disposition of the shares of Common Stock acquired upon exercise of such Option may be made within the period or periods specified in Section 422(a)(1) of the Code.

      Notwithstanding the foregoing, the person exercising an Option granted hereunder shall be entitled to satisfy the obligation to pay Withholding Taxes, if any, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof by the person exercising such Option shares of Common Stock sufficient in value (determined in accordance with the last sentence of the preceding paragraph) to cover the amount of such Withholding Tax. Except as may otherwise be permitted by the Committee, each such election to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and made on or prior to the Tax Date; (ii) the election shall be subject to the disapproval of the Committee; and (iii) if the person exercising such Option is subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), an election to have shares retained to satisfy the Withholding Tax must either (a) be an irrevocable election made after shareholder approval of the Plan is received and at least six months prior to the Tax Date or (b) take effect during the ten-business-day "window period" beginning on the third business day following the date on which the Company releases for publication its annual or quarterly financial statements and ending on the twelfth business day following the date of release thereof.

      9. RESERVES, ETC. Shares of Common Stock delivered upon the exercise of an Option granted hereunder shall, in the discretion of the Board or the Committee, be either shares of Common Stock heretofore or hereafter authorized and then unissued, or previously issued shares of Common Stock heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Company shall be under no obligation to reserve or to retain in its treasury any particular number of shares of Common Stock at any time, and no particular shares, whether unissued or held as treasury shares, shall be identified as those covered by an Option granted hereunder.

      10. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby

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expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

      11. GENERAL RESTRICTIONS.

            (a) An Option granted hereunder shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the recipient of such Option granted pursuant to this Agreement with respect to the disposition of shares of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Option or the issuance, purchase or delivery of shares of Common Stock thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

            (b) The Employee hereby (i) represents and warrants that any shares of Common Stock issued, transferred or delivered to, or acquired by, the Employee pursuant to this Agreement shall be acquired solely for the Employee's own account for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933 (the "Securities Act") or the applicable securities laws of any state, (ii) agrees that he or she will not distribute any such shares of Common Stock in violation of the Securities Act or the applicable securities laws of any state, and (iii) acknowledges that, unless notified to the contrary by the Company, such shares of Common Stock will not have been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

      12. ENTIRE AGREEMENT; AMENDMENT. This Agreement together with the Plan constitutes the entire agreement between the parties with respect to the subject matter hereof. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, except that any waiver of any term or condition of this Agreement must be in writing.

      The Committee shall have the authority to amend this Agreement to include any provision which, at the time of such amendment, is authorized under the terms of the Plan;

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however, an Option granted hereunder may not be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

      13. GOVERNING LAW. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

      14. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

      15. NOTICES. All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

            TO THE EMPLOYEE:

                  As set forth in Schedule I


            TO THE COMPANY:

                  Tristar Corporation
                  12500 San Pedro, Suite 500
                  San Antonio, Texas  78216
                  Attn:  Compensation Committee

      16. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      17. CONSTRUCTION. Titles are provided herein for convenience only and are not to serve as a basis for interpretation on construction of the Agreement. The singular form shall include the plural, when the context so indicates. In the event of an inconsistence between the terms of this Agreement and the terms of
Schedule I hereto, the terms of Schedule I shall prevail. In the event of an inconsistency between the terms of this Agreement (including Schedule I) and the terms of the Plan, the terms of the Plan shall prevail.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his or her signature, all as of the Grant Date.

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                               TRISTAR CORPORATION



                               By: __________________________________
                                            Robert M. Viola
                                      Executive Vice President and
                                        Chief Financial Officer




                                   __________________________________
                                               Employee

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                                   SCHEDULE I


Employee Name:

Employee Address:


Grant Date:

Shares of Common Stock underlying Option:

Option Term:

Options Considered to be ISO's within
the meaning of Section 422(b) of the
Code:                                           Yes [ ]          No[ ]

Exercise Price Per Share:

Vesting Schedule:

                      SHARES                  DATE EXERCISABLE





ADDITIONAL ITEMS:

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